UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2025

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9850 NW 41st Street, Suite 400

Doral, FL 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(305) 764-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 1, 2025, the Board of Directors (the “Board”) of AerSale Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “N&CG Committee”), increased the size of the Board from eight to nine directors and appointed Carol DiBattiste, and Thomas D. Mitchell, to serve as independent members of the Board to fill the Board’s current vacancies, effective April 1, 2025, each for a term expiring at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) or until her or his successor, as applicable, is duly elected and qualified.

Upon recommendation of the N&CG Committee, the Board (i) appointed Ms. DiBattiste to serve as Chair of the N&CG Committee and as a member of the Compensation Committee of the Board (the “Compensation Committee”), and (ii) appointed Mr. Mitchell to serve on the N&CG Committee. There are no arrangements or understandings that exist between Ms. DiBattiste or Mr. Mitchell and any other persons pursuant to which Ms. DiBattiste or Mr. Mitchell was selected as a director. In addition, neither Ms. DiBattiste nor Mr. Mitchell is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with their appointments, Ms. DiBattiste and Mr. Mitchell will participate in the Company’s Second Amended and Restated Non-Employee Director Compensation Policy as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2024.

Directors Not Standing for Re-election

On March 28, 2025, each of Peter Nolan and General C. Robert Kehler notified the Company of their intent not to stand for re-election as a member of the Board at the 2025 Annual Meeting. Mr. Nolan and General Kehler will continue to serve as members of the Board for the remainder of their terms until the conclusion of the 2025 Annual Meeting. Mr. Nolan’s and General Kehler’s decisions not to stand for re-election were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01. Other Events.

On April 3, 2025, the Company issued a press release announcing Ms. DiBattiste’s and Mr. Mitchell’s appointments to the Board, including a description of each of Ms. DiBattiste’s and Mr. Mitchell’s business experience and any directorships held, and Mr. Nolan’s and General Kehler’s notifications to the Company to not stand for re-election to the Board at the 2025 Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press release of AerSale Corporation, dated April 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: April 3, 2025	By:	/s/ James Fry
	Name:	James Fry
	Title:	Executive Vice President, General Counsel & Corporate Secretary